UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RS Investment Trust

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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RS INVESTMENT TRUST

Important Proxy News PLEASE VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Meeting of Shareholders of the RS Smaller Company Growth Fund. This adjourned meeting, scheduled for October 28, 2009, at 9:00 a.m. Pacific time at the offices of the Trust, has been adjourned again until 9:00 a.m. Pacific time at the offices of the Trust on November 18, 2009. To date, our records indicate that we have not received your voting instructions. We are still accepting proxies to increase shareholder participation.

After careful consideration, the Board of Trustees of the Fund recommends that shareholders of the Fund vote “FOR” the proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

For your convenience, please utilize any of the following methods to submit your proxy:

1. By Internet.

Follow the instructions on your voting instruction card.

2. By Touch-Tone Phone.

Follow the instructions on your voting instruction card.

3. By Mail.

Simply return your executed proxy card in the envelope provided. However, please try to utilize the first two options above to register your vote, so it may be received in time for the meeting.

WE NEED YOUR HELP. PLEASE VOTE TODAY!

ADJ BEN

RS INVESTMENT TRUST

Important Proxy News PLEASE VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Meeting of Shareholders of the RS Smaller Company Growth Fund. This adjourned meeting, scheduled for October 28, 2009, at 9:00 a.m. Pacific time at the offices of the Trust, has been adjourned again until 9:00 a.m. Pacific time at the offices of the Trust on November 18, 2009. To date, our records indicate that we have not received your voting instructions. We are still accepting proxies to increase shareholder participation.

.

After careful consideration, the Board of Trustees of the Fund recommends that shareholders of the Fund vote “FOR” the proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

For your convenience, please utilize any of the following methods to submit your proxy:

1. By Speaking to a Representative.

Please call Computershare Fund Services toll-free at 866-905-8160. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time. Please have your proxy card available.

2. By Internet.

Visit www.vote.proxy-direct.com and follow the simple on-screen instructions.

3. By Automated Phone System.

Dial 1-866-241-6192 (toll-free) at any time of the day and follow the simple instructions.

4. By Mail.

Simply return your executed proxy card in the envelope provided. However, please try to utilize one of the first three options above to register your vote, so it may be received in time for the meeting.

WE NEED YOUR HELP. PLEASE VOTE TODAY!

ADJ REG